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                                                                    EXHIBIT 99.1

                    AMGEN FORECASTS ACCELERATION OF SALES
                      AND EARNINGS GROWTH FOR 2001-2005
                            DRIVEN BY NEW PRODUCTS

         Announces Clinical Trial Advances on ARANESP/TM/, SD/01 & KGF

FOR IMMEDIATE RELEASE

NEW YORK, November 8, 2000 -- Amgen (NASDAQ:AMGN) today outlined its strategy for delivering accelerated sales and earnings per share growth for the period 2001-2005, driven by ARANESP/TM/ (darbepoetin alfa), which is currently under
regulatory review, and other new products.   Earnings growth will accelerate in
2001 and beyond with sales expected to reach between $8 billion and $9 billion by 2005, Chief Executive Officer and President Kevin Sharer told financial analysts and major shareholders at the Company's business review meeting.

"These are exciting times for Amgen. ARANESP is a huge opportunity, and Amgen is well prepared to capitalize on it. The worldwide anemia treatment market, currently estimated at $5 billion, is projected to double over the next five years. We expect to introduce five or more new products by 2005 which will enable Amgen to participate in new markets with an estimated value of $13 billion by 2005 that Amgen does not compete in today," Mr. Sharer said.

Mr. Sharer, who was elected CEO earlier this year, outlined the strategies he said must be successfully employed to deliver this accelerated earnings per share growth:

 .  Focus R&D on four therapeutic areas using proteins, antibodies and small molecules
 .  Invest in R&D at an industry leading percentage of sales
 .  Aggressively build and advance the pipeline
 .  Invest aggressively to support new product launches
 .  Attract and retain the best people
 .  Balance near-term earnings with investment for long-term growth.

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AMGEN FORECASTS ACCELERATION OF SALES AND EARNINGS GROWTH FOR 2001-2005 DRIVEN
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Stan Benson, Senior Vice President, Sales and Marketing, outlined the potential for ARANESP in the nephrology and oncology markets, as well as other future indications. ARANESP may represent a new standard of care for treating anemia in chronic kidney disease and other settings, he said.

"The launch of ARANESP represents a major advance for patients with anemia. In the United States, Amgen intends to focus initially on treating the anemia associated with chronic renal insufficiency (CRI), a precursor to chronic renal failure requiring dialysis. CRI has been called a `hidden epidemic'," Mr. Benson said. In Europe, both the CRI and dialysis markets will be new markets for Amgen, Mr. Benson added.

Amgen intends to leverage its strong presence in nephrology to fully develop the U.S. and European CRI markets. The number of CRI patients at risk is large. Of the 1 million Americans with progressive CRI, about 350,000 suffer from anemia that requires treatment. However, just 90,000 of these people with anemia are actually treated.

In Europe, where Amgen does not market EPOGEN/R/ (Epoetin alfa), and where most dialysis patients receive anemia treatments through subcutaneous administration, the opportunities for ARANESP are compelling. ARANESP will enjoy an advantage of less frequent dosing over current therapies, Mr. Benson added.

Amgen is currently pursuing oncology as its next indication for ARANESP. The oncology market for anemia treatment is also under-penetrated, despite the fact that sales of anemia treatments in this setting are approaching $2 billion. It is thought that no more than 20 percent of anemic cancer patients are currently being treated, Mr. Benson said.


Prospects for Additional New Products Outlined
----------------------------------------------
The Company also outlined the potential of its other near-term product candidates.

In the rheumatoid arthritis market, Amgen's IL-1ra (anakinra) has a unique biological pathway with well-characterized effects on disease progression, Mr. Benson said. The Company has stated previously that it may receive a response to its FDA license application as early as the second half of 2001.

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AMGEN FORECASTS ACCELERATION OF SALES AND EARNINGS GROWTH FOR 2001-2005 DRIVEN
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Upon regulatory approval, Abarelix will enter a competitive prostate cancer market with unique features. In clinical trials to date, Abarelix, with its novel mechanism of action, has been shown to block the hormones that fuel the growth of cancer cells and rapidly reduce the levels of testosterone and other hormones involved in the growth of the cancer. Abarelix accomplishes this without the testosterone surge seen with currently available products, Mr. Benson said.

In his review of Amgen's NEUPOGEN/R/ (Filgrastim) and EPOGEN businesses, Mr. Benson reported that sales of NEUPOGEN continue to grow in curative treatments but that there is a significant challenge to NEUPOGEN growth in the non-curative chemotherapy setting. Amgen is focused on expanding NEUPOGEN's positioning to help patients avoid serious chemotherapy-induced side effects requiring hospitalization.

Sales of EPOGEN are continuing to grow, largely due to the approximately 6 to 7 percent annual growth in the number of patients. EPOGEN sales may also benefit through Amgen's efforts to improve the quality and duration of patients lives by working with dialysis providers to move more patients into the target hematocrit range, Mr. Benson said.

R&D Investment Yielding Pipeline Progress
-----------------------------------------
Dr. George Morstyn, Senior Vice President, Development, and Chief Medical Officer, highlighted several significant developments in Amgen's product pipeline.

Amgen announced that the first pivotal clinical trial of ARANESP in oncology is nearing completion. The Company also reported that in dose-finding studies, injections of ARANESP once every three weeks appear to have efficacy equal to that of rHuEPO administered three times per week. Under current labeling, cancer patients receive injections of rHuEPO three times a week.

Dr. Morstyn announced that the pivotal phase 3 trials of SD/01, the long-acting form of NEUPOGEN were successful as supportive therapy in women with breast cancer. Upon completion of the follow-up phase, Amgen expects to file a license application for SD/01 with the FDA in the first half of 2001.

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AMGEN FORECASTS ACCELERATION OF SALES AND EARNINGS GROWTH FOR 2001-2005 DRIVEN
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Dr. Morstyn also disclosed that Amgen plans to begin phase 3 clinical trials of
KGF (keratinocyte growth factor) in the first quarter of 2001. KGF is a recombinant form of a naturally-occurring epithelial tissue growth factor which stimulates the growth and development of cells that comprise the lining of the surface of the gastrointestinal tract. KGF appears to offer benefit for patients who experience mucositis following chemotherapy.

Amgen said that its pipeline continues to advance and deliver important new therapeutics for the future. The Company expects that as many as three new products may be approved in 2001, including ARANESP in the first half of the year. The Company further expects to initiate two phase 3 trials in 2001 and to begin up to three phase 1 clinical trials.

Company Provides Financial Guidance for 2001-2005
-------------------------------------------------
Kate Falberg, Senior Vice President, Finance and Corporate Development, and Chief Financial Officer, provided an in-depth discussion of Amgen's financial expectations for 2001. Total product sales are expected to grow in the mid to high teens in 2001, and earnings per share are expected to grow in the mid teens, excluding non-recurring items.

Combined sales growth in 2001 of ARANESP and EPOGEN is expected to be in the high teens to low twenties, and sales growth of NEUPOGEN is expected to be in the high single digits.

Cost of goods is expected to be in the range of 11.5 percent to 12.5 percent as a percent of sales. R&D and SG&A (Sales, General and Administrative) expenses are each estimated to be in the range of 25 percent to 27 percent of sales. The tax rate is expected to be approximately 34 percent in 2001.

Reflecting optimism about Amgen's future, Ms. Falberg spoke of accelerated sales and earnings growth for the period 2001-2005. The five-year, compound average growth rate is expected to be in the low twenties for both sales and earnings per share.

This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent Form 10-Q. Amgen conducts research in the biotechnology/pharmaceutical field where movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product.
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AMGEN FORECASTS ACCELERATION OF SALES AND EARNINGS GROWTH FOR 2001-2005 DRIVEN
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Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. In addition, sales of our products are affected by reimbursement policies imposed by third party payors, including governments, private insurance plans and managed care providers. These government regulations and reimbursement policies may affect the development, usage and pricing of our products.

In addition, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors.

Because forward-looking statements involve risks and uncertainties, actual results may differ materially from current results expected by Amgen. Amgen is providing this information as of November 8, 2000, and does not plan to update this information until its next earnings press release and expressly disclaims any duty to update information contained in this press release.

Amgen is a global biotechnology company that discovers, develops, manufactures and markets cost-effective human therapeutics based on advances in cellular and molecular biology.


CONTACT:    Amgen, Thousand Oaks
            David Kaye, 805/447-6692 (media)
            Cary Rosansky, 805/447-4634 (investors)

                                     # # #

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